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                                                                      EXHIBIT  5

                                  LAW OFFICES


                          DRINKER BIDDLE & REATH LLP
                (A Pennsylvania Limited Liability Partnership)
                                   Suite 300
                             105 College Road East
                                 P.O. Box 627
                       Princeton, New Jersey  08542-0627
                           Telephone: (609) 716-6500
                              Fax: (609) 799-7000

                  PARTNER RESPONSIBLE FOR NEW JERSEY PRACTICE
                            SAMUEL W. LAMBERT, III


                                 July 7, 1999

Envirogen, Inc.
4100 Quakerbridge Road
Lawrenceville, NJ  08648

Gentlemen:

          We have acted as counsel to Envirogen, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to 200,000 shares of Common Stock of the Company, par value $0.01 per share (the "Shares"), issuable under the Deferred Fee Plan for Non-Employee Directors of Envirogen, Inc. (the "Plan").

          In that capacity, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and the By-laws of the Company, each as amended through the date hereof, the Plan, resolutions of the Company's Board of Directors, and such other documents and corporate records relating to the Company and the issuance and sale of the Shares as we have deemed appropriate. The opinions expressed herein are based exclusively on the General Corporation Law of the State of Delaware.

          In all cases, we have assumed the legal capacity of each natural person signing any of the documents and corporate records examined by us, the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies and the accuracy and completeness of all corporate records and other information made available to us by the Company.

          Based upon the foregoing and in consideration of such questions of law as we have deemed relevant, we are of the opinion that the Shares issued by the Company under the Plan and paid for in accordance with the terms of the Plan will be validly issued, fully paid and nonassessable by the Company.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent we do not admit that we come within the categories of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

          Please be advised that Morgan R. Jones, the Secretary of the Company, is a partner in Drinker Biddle & Reath LLP.


                               Very truly yours,


                              /s/ DRINKER BIDDLE & REATH LLP
                              ------------------------------
                              DRINKER BIDDLE & REATH LLP
                              (A Pennsylvania Limited Liability Partnership)